Exhibit 10.2

                    AMENDED AND RESTATED MANAGEMENT AGREEMENT
                    -----------------------------------------


     AMENDED AND RESTATED AGREEMENT made as of the 20th day of March, 2003 by and between RIDGEWOOD ELECTRIC POWER TRUST V, a Delaware business trust (the "Trust"), and Ridgewood Renewable Power LLC, a New Jersey limited liability company (hereinafter referred to as the "Management Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Trust is a business trust organized under the Delaware Business Trust Act, as amended, and is engaged in business to invest in and operate independent electric power projects and other projects as provided in its Declaration of Trust, as amended (the "Declaration"); and

     WHEREAS, the Management Company is the managing shareholder of the Trust and will engage principally in rendering management, administrative and investment advisory services to the Trust; and

     WHEREAS, the Trust desires to retain the Management Company to render management, administrative and certain investment advisory services to the Trust in the manner and on the terms hereinafter set forth; and

     WHEREAS, the Management Company is willing to provide management, administrative and investment advisory services to the Trust on the terms and conditions hereinafter set forth; and

     WHEREAS, the Management Company and the Trust entered into a management agreement dated as of April 12, 1996 (the "Prior Agreement"); and

     WHEREAS, the Management Company and the Trust desire to amend and restate in its entirety the Prior Agreement to clarify the duties and activities of the Management Company,

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Management Company hereby agree as follows:

                                    ARTICLE I
                                    ---------

                        Duties of the Management Company
                        --------------------------------

     The Trust hereby employs the Management Company to furnish, or arrange for affiliates of the Management Company to furnish, the management, administrative and investment advisory services described below, subject to the general supervision and review of the designated officers and employees of the Trust. The Management Company hereby accepts such employment and agrees during such

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period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein.

     (a) Management Services. The Management Company shall perform (or arrange for the performance of) the management and administrative services necessary for the operation of the Trust. Such services do not include daily construction management operating management and personnel costs, which shall be borne by the Trust. The Management Company shall also perform services related to administering the accounts and handling relations with all holders of beneficial interests in the Trust. The Management Company shall provide the Trust with access to equipment and facilities and such other services as the Management Company shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Management Company shall also, on behalf of the Trust, conduct relations with custodians, depositories, transfer agents, other shareholder service agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable, The Management Company shall report to the designated officers and employees of the Trust as to its performance of the obligations hereunder and shall furnish advice and recommendations with respect to such other aspects of the business and affairs of the Trust as the designated officers and employees of the Trust shall determine to be advisable.

     (b) Investment Advisory Services. Pursuant to the Declaration, the Management Company in its capacity as the managing shareholder of the Trust is responsible for providing investment advisory services in connection with the Trust's power and other project investments and in connection with the money market securities or other non-power liquid investments held by the Trust (such investments being referred to herein as the "Investments"). The Management Company shall also provide the Trust with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the non-power Investments and shall determine from time to time which Investments shall be purchased, sold or exchanged and what portion of the Trust's assets shall be held in the various money market securities or cash, subject always to any restrictions of the Declaration, as amended from time to time, the provisions of the Investment Company Act and the Trust's investment objectives, investment policies and investment restrictions as the same are set forth in its Confidential Memorandum. The Management Company shall also make determinations with respect to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Trust's Investments shall be exercised. The Management Company shall take, on behalf of the Trust, all actions which it deems necessary to implement its investment policies. Subject to applicable provisions of law, the Management Company may select brokers or dealers with which it or the Trust is affiliated to effect the purchase or sale of Investments. The Management Company, in its sole discretion, may engage professionals, consultants and other persons whose expertise or qualifications may assist the Management Company or the Trust in connection with the Trust's business and may treat the costs and expenses so incurred as a Trust expense.

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                                   ARTICLE II
                                   ----------

                        Allocation of Charge and Expenses
                        ---------------------------------

     (a) The Management Company. The Management Company assumes and shall pay the expense for maintaining the staff and personnel necessary to perform its obligations under this Agreement and shall at its own expense, provide the Trust with equipment and personnel necessary to carry out its obligations hereunder. The Management Company will bear the administrative and service expenses associated with the management services it is to provide for the Trust pursuant to the terms of this Agreement.

     (b) The Trust. The Trust assumes and shall pay or cause to be paid all other expenses of the Trust not expressly assumed by the Management Company, including, without limitation: expenses of portfolio transactions, valuation costs, expenses of printing reports and other documents distributed to the Securities and Exchange Commission and holders of beneficial interests, Securities and Exchange Commission and other regulatory fees, interest, taxes, fees for legal, auditing and consulting services, litigation expenses, costs of printing proxies and other expenses related to meetings of holders of beneficial interest, postage and other expenses properly payable by the Trust.

                                   ARTICLE III
                                   -----------

                     Compensation of the Management Company
                     --------------------------------------

     (a) Management Fee. For the services rendered, the facilities furnished and the expenses assumed by the Management Company, the Trust shall pay to the Management Company compensation which shall be at the annual rate of 2.5% of the Capital Contributions of the Trust determined in the manner set forth in the Confidential Memorandum ("Memorandum") of the Trust dated April 12, 1996. Such fee is payable monthly in advance. To the extent that the Trust does not have cash or readily marketable securities in an amount sufficient to pay the management fee, the Trust will accrue such fee as a liability and pay the accrued fee at such time as it has sufficient cash available to it. Interest on the amount of the accrued fee will be assessed at the annual rate of ten percent (10%).

     (b) Other Fees. In connection with the offering of shares of beneficial interest in the Trust ("Shares"), the Management Company is entitled to receive an organizational, distribution and offering fee of 6% of each capital contribution to the Trust to defray expenses incurred in the offer and sale of the shares. In connection with the initial management of the capital contributions, the Management Company is also entitled to receive an investment

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

fee of 2% of each capital contribution to the Trust for services in investigating and evaluating investment opportunities. If the Management Company or an affiliate performs brokerage services in connection with the acquisition or disposition of Trust investments in the independent power industry (other than the Trust's participation in or investments made through any entity organized to develop multiple independent power projects), the entity providing those services will be entitled to a brokerage fee of up to 2% of the gross proceeds of the acquisition or disposition. Ridgewood Securities Corporation, an affiliate of the Management Company, is acting as placement agent for the offering of Shares and is entitled to a 1% placement fee from each capital contribution and, to the extent it effects the sales of Shares as a broker-dealer, to an 8% selling commission on each such Share. The Trust will reimburse Ridgewood Energy Holding Corporation, the corporate trustee of the Trust, for all actual and necessary expenses paid or incurred in connection with the operation of the Trust, including the Trust's allocable share of the corporate trustee's overhead. All these fees and expenses are to be paid pursuant to the provisions of the Declaration.

                                   ARTICLE IV
                                   ----------

                Limitation of Liability of the Management Company
                -------------------------------------------------

     (a) As more fully described in Article 3 of the Declaration, the Management Company shall not be liable for any loss suffered by the Trust that arises out of any action or inaction of the Trust, any Trust officers, agents or affiliates, the Management Company, the Corporate Trustee, or any affiliate of the Management Company or a Trustee, or any director, officer or agent of those entities (collectively, "Managing Persons") or out of any error of judgment or mistake of law, if the Managing Person responsible, in good faith, determined that such course of action was in the Trust's best interest and such course of conduct was within the scope of this Management Agreement or the Declaration of Trust and did not constitute bad faith, gross negligence or willful misconduct of the Managing Persons involved.

     (b) Indemnification. The provisions of Section 3.6 of the Declaration are hereby incorporated by reference into this Management Agreement. The Management Company shall be entitled to indemnification hereunder in each instance where the "Managing Shareholder" is entitled to indemnification under said Section 3.6.

                                    ARTICLE V
                                    ---------

                        Activities of the Management Copy
                        ---------------------------------

     The services of the Management Company of the Trust to be performed under this Management Agreement are not deemed to be exclusive, the Management Company being free to render services to others. It is understood that affiliates of the Trust and holders of beneficial interest of the Trust are or may become

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

interested in the Management Company as directors, officers, employees or shareholders of the Management Company or otherwise and that the Management Company or its directors, officers, employees or shareholders are or may become interested in the Trust as controlling persons or officers, holders of beneficial interests or otherwise.

                                   ARTICLE VI
                                   ----------

                    Duration and Termination of this Contract
                    -----------------------------------------

     This Agreement shall become effective as of the date first above written and shall remain in force indefinitely. This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities of the Trust, or by the Management Company, on sixty days' written notice to the other party.

                                   ARTICLE VII
                                   -----------
                                  Governing Law
                                  -------------

     This Agreement shall be construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                      RIDGEWOOD ELECTRIC POWER TRUST V

                                      By:  /s/ Christopher I. Naunton
                                           --------------------------
                                           Christopher I. Naunton
                                           Vice President and Chief Financial
                                            Officer


                                      RIDGEWOOD RENEWABLE POWER LLC

                                      By:  /s/ Christopher I. Naunton
                                           --------------------------
                                           Christopher 1. Naunton
                                           Vice President and Chief Financial
                                            Officer


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